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                                                                    EXHIBIT 11

                            INDEPENDENT AUDITORS' CONSENT

The Board of Trustees and Shareholder
AIM Small Cap Opportunities Fund:

We consent to the use of our report on the AIM Small Cap Opportunities Fund (a portfolio of AIM Special Opportunities Funds) dated May 8, 1998 included herein and the references to our firm under the heading "Audit Reports" in the Statement of Additional Information.


                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP

Houston, Texas
May 8, 1998